U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 2, 2005

Commission file number: 033-20897-D

HELIX BIOMEDIX, INC.

Delaware	91-2099117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22122 20TH AVENUE SOUTHEAST, SUITE 148, BOTHELL, WA 98021
(Address of principal executive offices)

(425) 402-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended t simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 28, 2005 and March 2, 2005, Helix BioMedix, Inc. (the “Registrant”) entered into a Common Stock and Warrant Purchase Agreement for the private placement of 1,665,168 shares of its common stock for $1.50 per share and warrants to purchase up to 125,000 shares of its $0.001 par value common stock to accredited investors listed in the agreement. The sale of shares and the warrants was in exchange for an aggregate purchase price of $2,497,750. The Common Stock and Warrant Purchase Agreement is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

On March 2, 2005 Helix BioMedix, Inc. (the “Registrant”) conducted the second and final closing of a private placement of equity securities. In this second closing the Registrant issued 116,667 shares of its unregistered $0.001 par value common stock in exchange for gross proceeds in the amount of $175,000. The shares were issued to accredited investors pursuant to an exemption from registration under the Securities Act of 1933, as amended. The Registrant did not pay or give any commission or other remuneration, including underwriting discounts related to this financing.

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of the Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the press release issued by Helix BioMedix, Inc. on March 2, 2005, announcing the second and final closing of the private placement, is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1 Common Stock and Warrant Purchase Agreement
99.1 Press Release dated February 28, 2005

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Helix BioMedix, Inc. (Registrant)

Date: March 2, 2005	/s/ R. Stephen Beatty President and Chief Executive Officer